      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


             SALOMON SMITH BARNEY HOLDINGS INC.                               TARGETS TRUST X
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)         (EXACT NAME OF REGISTRANT AS SPECIFIED
                                                                               IN ITS CHARTER)

                          NEW YORK                                                DELAWARE
                  (STATE OF INCORPORATION                                   (STATE OF INCORPORATION
                      OR ORGANIZATION)                                         OR ORGANIZATION)

                         11-2418067                                               13-7235181
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   388 GREENWICH STREET
                 NEW YORK, NEW YORK 10013                                            10013
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                 (ZIP CODE)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [_]

Securities Act registration statement file number to which this       333-32792
form relates:                                                            (If
                                                                     applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
   -------------------------                      ------------------------------

Targeted Growth Enhanced Terms Securities            American Stock Exchange
("TARGETSSM") With Respect to the Common
Stock of General Electric Company

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)



================================================================================

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

         For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 12, 13 through 16 and 24 through 39, respectively, of the registrants' Prospectus, Subject to Completion, dated May 29, 2001 (Registration No. 333-32792), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

         99 (A). Prospectus, Subject to Completion, dated May 29, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on May 30, 2001 (No. 333-32792).

         99 (B). Certificate of Trust of TARGETS Trust X, incorporated by reference to Exhibit 4(e) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. (the "Company") and TARGETS Trust X filed with the Securities and Exchange Commission on March 17, 2000 (No. 333-32792) (the "Registration Statement").

         99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust X, incorporated by reference to Exhibit 4(m) to the Registration Statement.

         99 (D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

         99 (E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

         99 (F). Form of TARGETS (included in Exhibit 99(C)).

         99 (G). Form of Forward Contract (included in Exhibit 99(E)).

         Other securities issued by the Company are listed on the American Stock Exchange.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        SALOMON SMITH BARNEY HOLDINGS INC.
                                        ----------------------------------
                                        (Registrant)

Date: June 20, 2001                  By:       \s\  MARK I. KLEINMAN
                                            ---------------------------
                                             Name:  Mark I. Kleinman
                                             Title: Executive Vice President and
                                                    Treasurer

                                        TARGETS TRUST X
                                        ---------------
                                        (Registrant)



Date: June 20, 2001                  By:       \s\  MARK I. KLEINMAN
                                           ----------------------------
                                             Name:  Mark I. Kleinman
                                             Title: Regular Trustee

                                INDEX TO EXHIBITS

EXHIBIT NO.                             EXHIBIT
-----------                             -------

  99(A). Prospectus, Subject to Completion, dated May 29, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on May 30, 2001 (No. 333-32792).

  99(B). Certificate of Trust of TARGETS Trust X, incorporated by reference to Exhibit 4(e) to the Registration Statement.

  99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust X incorporated by reference to Exhibit 4(m) to the Registration Statement.

  99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

  99(E). Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

  99(F).        Form of TARGETS (included in Exhibit 99(C)).

  99(G).        Form of Forward Contract (included in Exhibit 99 (E)).